EXHIBIT 107

Calculation of Filing Fee Tables

Form S-3
(Form Type)

Sila Realty Trust, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Being Registered (1)	Proposed Maximum Offering Price Per Security (2)(3)	Maximum Aggregate Offering Price (2)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Fees to be Paid	Equity	Class A, Class I, and Class T Common Stock, $0.01 par value per share	457(o)	5,931,744	$8.13	$48,225,078.70	0.0001476	$7,118
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts					$48,225,078.70		$7,118
	Total Fees Previously Paid							$—
	Total Fee Offsets							$—
	Net Fee Due							$7,118

(1)    Pursuant to Rule 416 of the Securities Act, the number of shares of Class A, Class I and Class T Common Stock registered shall include an indeterminate number of     additional shares of Class A, Class I and Class T Common Stock that may become issuable pursuant to the anti-dilution provisions of the above-referenced Plan as a result of stock splits, stock dividends, or similar transactions.
(2)    The purchase prices per share will be $8.13 per Class A share, $8.13 per Class I share and $8.13 per Class T share, which are equal to the most recent estimated per share net asset value of each of our Class A shares, Class I shares and Class T shares, or Estimated Per Share NAV, as approved by our board of directors on May 11, 2023. In the event we update our Estimated Per Share NAV, we expect to update the prices per share accordingly.
(3)    Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o), promulgated under the Securities Act of 1933, as amended.

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered(1)	Form Type	File Number	Initial Effective Date
Equity	Class A, Class I, Class T and Class T2 Common Stock, $0.01 par value per share	12,808,011	$118,474,100.00	S-3	333-235469	December 12, 2019

(1)    No registration fee is payable in connection with the offer and sale of these shares pursuant to this Registration Statement because such transactions were previously registered on a Registration Statement on Form S-3 (File No. 333-235469) originally filed with the Securities and Exchange Commission (the “SEC”) on December 12, 2019 (the “Prior Registration Statement”) and such securities are being transferred from the Prior Registration Statement pursuant to Rule 429 under the Securities Act. See “Explanatory Note” in this registration statement.